Ehxibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
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      PCAOB REGISTERED




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the  statement on Form 10-K of  Innocent,  Inc. of our report dated November 6, 2008 on our audit of the financial statements of Innocent, Inc. as of August 31, 2008 and 2007, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and from inception on September 27, 2006 through August 31, 2008 and 2007, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
December 3, 2008












2675 S.Jones Blvd.Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501
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